EXHIBIT 99.1

December 31, 2007

FOR IMMEDIATE RELEASE

MEXCO ENERGY CORPORATION ANNOUNCES ROYALTY PURCHASE

MIDLAND, TEXAS, December 31, 2007 - Mexco Energy Corporation (ASE: MXC) today announced it has purchased for $1,850,000 approximately 118 mineral acres amounting to approximately 22% royalty interest in three gas wells located in Tarrant County, Texas. This property, operated by Chesapeake Operating, Inc., contains one (1) producing well in the Newark East, Barnett Shale Field. Two (2) additional wells have been drilled on this acreage and are being prepared for production. The Newark East, Barnett Shale Field is one of the largest gas producing fields in Texas.

A family limited partnership of one of the Company’s directors, Tom Craddick, received from the Company a finders fee in kind, equal to 2 ½% of the interest purchased. An unrelated individual received from the Company a finders fee in cash, amounting to 2 ½% of the purchase price.

Mexco Contact:
Tammy L. McComic, Vice President and Chief Financial Officer,
mexco@sbcglobal.net, (432) 682-1119